                        CIT Equipment Collateral 2004-VT1
                            Monthly Servicing Report


                                                                                                  Determination Date: 11/18/04
                                                                                                  Collection Period:  10/31/04
                                                                                                  Payment Date:       11/22/04

  I. AVAILABLE FUNDS

     A. Available Pledged Revenues

        a. Scheduled Payments Received                                                                          $28,408,067.97
        b. Liquidation Proceeds Allocated to Owner Trust                                                           605,004.36
        c. Required Payoff Amounts of Prepaid Contracts                                                           2,175,834.49
        d. Required Payoff Amounts of Purchased Contracts                                                                 0.00
        e. Proceeds of Clean-up Call                                                                                      0.00
        f. Investment Earnings on Collection Account and Note Distribution Account                                        0.00
                                                                                                                --------------

                                                              Total Available Pledged Revenues =                $31,188,906.82

     B.  Determination of Available Funds

        a. Total Available Pledged Revenues                                                                     $31,188,906.82
        b. Servicer Advances                                                                                      4,043,406.30
        c. Recoveries of  prior Servicer Advances                                                                (2,219,207.23)
        d. Withdrawal from Cash Collateral Account                                                                  272,918.60
                                                                                                                --------------

                                                              Total Available Funds =                           $33,286,024.49

 II. DISTRIBUTION AMOUNTS

     A. COLLECTION ACCOUNT DISTRIBUTIONS

         1. Servicing Fee                                                                                           425,088.56

         2. Class A-1 Note Interest Distribution                                                     77,360.06
            Class A-1 Note Principal Distribution                                                29,266,868.24
                      Aggregate Class A-1 distribution                                                           29,344,228.30

         3. Class A-2 Note Interest Distribution                                                    192,500.00
            Class A-2 Note Principal Distribution                                                         0.00
                      Aggregate Class A-2 distribution                                                              192,500.00

         4. Class A-3 Note Interest Distribution                                                    632,500.00
            Class A-3 Note Principal Distribution                                                         0.00
                      Aggregate Class A-3 distribution                                                              632,500.00

         5. Class A-4 Note Interest Distribution                                                    128,430.00
            Class A-4 Note Principal Distribution                                                         0.00
                      Aggregate Class A-4 distribution                                                              128,430.00

         6. Class B Note Interest Distribution                                                       30,549.70
            Class B Note Principal Distribution                                                     872,454.07
                      Aggregate Class B distribution                                                                903,003.77

         7. Class C Note Interest Distribution                                                       17,853.72
            Class C Note Principal Distribution                                                     475,884.04
                      Aggregate Class C distribution                                                                493,737.76

         8. Class D Note Interest Distribution                                                       56,140.03
            Class D Note Principal Distribution                                                   1,110,396.07
                      Aggregate Class D distribution                                                              1,166,536.10

         9. Deposit to the Cash Collateral Account                                                                        0.00

        10. Amounts in accordance with the CCA Loan Agreement                                                             0.00

        11. Remainder to the holder of the equity certificate                                                             0.00
                                                                                                                --------------

                                                              Collection Account Distributions =                 33,286,024.49
                                                                                                                ==============

     B. CASH COLLATERAL ACCOUNT DISTRIBUTIONS

         1. Payment due on the Senior Loan                                                                        2,420,603.55

         2. Payment due on the Holdback                                                                                   0.00

         3. Payment to the Depositor                                                                                      0.00
                                                                                                                --------------

                                                              Cash Collateral Account Distributions =             2,420,603.55
                                                                                                                ==============

     C. INCORRECT DEPOSITS TO BE RETURNED TO CIT              Collection Account Distributions =                          0.00
                                                                                                                ==============

III. INFORMATION REGARDING DISTRIBUTIONS ON THE SECURITIES


           -----------------------------------------------------------------------------
                 Distribution            Class A-1    Class A-2    Class A-3   Class A-4
                    Amounts                Notes        Notes        Notes      Notes
           -----------------------------------------------------------------------------
        1.        Interest Due             77,360.06  192,500.00  632,500.00  128,430.00
        2.       Interest Paid             77,360.06  192,500.00  632,500.00  128,430.00
        3.     Interest Shortfall               0.00        0.00        0.00        0.00
                 ((1) minus (2))
        4.       Principal Paid        29,266,868.24        0.00        0.00        0.00

        5. Total Distribution Amount   29,344,228.30  192,500.00  632,500.00  128,430.00
                 ((2) plus (4))


           -----------------------------------------------------------------------------------
                 Distribution             Class B       Class C     Class D     Total Offered
                    Amounts                Notes         Notes       Notes         Notes
           -----------------------------------------------------------------------------------
        1.        Interest Due             30,549.70   17,853.72     56,140.03   1,135,333.51
        2.       Interest Paid             30,549.70   17,853.72     56,140.03   1,135,333.51
        3.     Interest Shortfall               0.00        0.00          0.00           0.00
                ((1) minus (2))
        4.      Principal Paid            872,454.07  475,884.04  1,110,396.07  31,725,602.42

        5. Total Distribution Amount      903,003.77  493,737.76  1,166,536.10  32,860,935.93
                 ((2) plus (4))

 IV. Information Regarding the Securities

     A  Summary of Balance Information

           ------------------------------------------------------------------------------------------------------------
                                        Applicable    Principal Balance  Class Factor  Principal Balance  Class Factor
                      Class               Coupon           Nov-04           Nov-04          Oct-04           Oct-04
                                           Rate         Payment Date     Payment Date    Payment Date     Payment Date
           ------------------------------------------------------------------------------------------------------------
        a.       Class A-1 Notes          1.1200%         46,083,842.03    0.14818         75,350,710.27     0.24229
        b.       Class A-2 Notes          1.5400%        150,000,000.00    1.00000        150,000,000.00     1.00000
        c.       Class A-3 Notes          2.2000%        345,000,000.00    1.00000        345,000,000.00     1.00000
        d.       Class A-4 Notes          2.7000%         57,080,000.00    1.00000         57,080,000.00     1.00000
        e.        Class B Notes           1.9600%         17,831,442.45    0.69302         18,703,896.52     0.72693
        f.        Class C Notes           2.1000%          9,726,241.33    0.69325         10,202,125.37     0.72717
        g.        Class D Notes           2.8300%         22,694,563.13    0.69304         23,804,959.20     0.72695

        h.                 Total Offered Notes           648,416,088.94                   680,141,691.36

     B  Other Information

           ----------------------------------------------------------------
                                          Scheduled          Scheduled
                                       Principal Balance  Principal Balance
                     Class                  Nov-04             Oct-04
                                         Payment Date        Payment Date
           ----------------------------------------------------------------
                 Class A-1 Notes           54,510,797.87      85,524,892.58

           -----------------------------------------------------------------------------------------
                                          Target            Class          Target          Class
                           Class     Principal Balance      Floor     Principal Amount     Floor
               Class     Percentage       Nov-04           Nov-04          Oct-04          Oct-04
                                       Payment Date     Payment Date    Payment Date    Payment Date
           -----------------------------------------------------------------------------------------
             Class A       92.25%       598,163,842.05                  627,430,710.29
             Class B        2.75%        17,831,442.45          0.00     18,703,896.51          0.00
             Class C        1.50%         9,726,241.33          0.00     10,202,125.37          0.00
             Class D        3.50%        22,694,563.11          0.00     23,804,959.20          0.00

 V. PRINCIPAL

     A. MONTHLY PRINCIPAL AMOUNT

         1. Principal Balance of Notes and Equity
            Certificates                                680,141,691.36
            (End of Prior Collection Period)
         2. Contract Pool Principal Balance
            (End of Collection Period)                  648,416,088.94
                                                        --------------

               Total monthly principal amount            31,725,602.42


     B. PRINCIPAL BREAKDOWN           No. of Accounts
                                     -----------------
        1. Scheduled Principal                  60,421   28,588,171.27
        2. Prepaid Contracts                       138    2,170,730.04
        3. Defaulted Contracts                     162      966,701.11
        4. Contracts purchased by
            CIT Financial USA, Inc.                  0            0.00
                                     ---------------------------------

           Total Principal Breakdown            60,721   31,725,602.42

VI. CONTRACT POOL DATA

     A. CONTRACT POOL CHARACTERISTICS

                                                        -------------------------------------------------
                                                           Original           Nov-04          Oct-04
                                                             Pool          Payment Date     Payment Date
                                                        -------------------------------------------------
        1. a. Contract Pool Balance                      935,586,370.00   648,416,088.94   680,141,691.36
           b. No of Contracts                                    62,780           60,421           60,721
           c. Pool Factor

        2. Weighted Average Remaining Term                        36.90            29.85            30.58

        3. Weighted Average Original Term                         44.00


     B. DELINQUENCY INFORMATION

                                            -----------------------------------------------------------
                                              % of      % of Aggregate
                                                        Required Payoff    No. Of    Aggregate Required
                                            Contracts        Amount       Accounts     Payoff Amounts
                                            -----------------------------------------------------------
        1. Current                             95.79%            97.17%     57,878       636,808,980.28
           31-60 days                           2.44%             1.87%      1,472        12,238,445.35
           61-90 days                           0.80%             0.47%        484         3,075,155.93
           91-120 days                          0.43%             0.22%        259         1,473,927.65
           120+ days                            0.54%             0.27%        328         1,744,206.51

                     Total Delinquency        100.00%           100.00%     60,421       655,340,715.72

        2. Delinquent Scheduled Payments:

           Beginning of Collection Period                             5,100,427.71
           End of Collection Period                                   6,924,626.78
                                                                      ------------
                      Change in Delinquent Scheduled Payments         1,824,199.07

     C. DEFAULTED CONTRACT INFORMATION

        1. Required Payoff Amount on Defaulted Contracts                966,701.11
        2. Liquidation Proceeds received                                605,004.36
                                                                       -----------
        3. Current Liquidation Loss Amount                              361,696.75

        4. Cumulative Liquidation Losses to date                      4,413,125.66

                               % of Initial Contracts                        1.937%
                   % of Initial Contract Pool Balance                        0.472%

VII. MISCELLANEOUS INFORMATION

     A. SERVICER ADVANCE BALANCE

        1. Opening Servicer Advance Balance                           5,100,427.71
        2. Current Period Servicer Advance                            4,043,406.30
        3. Recoveries of prior Servicer Advances                     (2,219,207.23)
                                                                     -------------
        4. Ending Servicer Advance Balance                            6,924,626.78

     B. CASH COLLATERAL ACCOUNT

        1. Opening Cash Collateral Account                                                 56,111,689.54

        2. Deposit from the Collection Account                                                     0.00

        3. Withdrawals from the Cash Collateral Account                                     (272,918.60)

        4. Ending Cash Collateral Account Balance before Distributions                    55,914,930.89

        5. Required Cash Collateral Account Amount                                        53,494,327.34

        6. Cash Collateral Account Surplus                                                 2,420,603.55

        7. Investment Earnings                                                                76,159.95

        8. Distribution of CCA
           a. Senior Loan Interest                                                           (75,166.85)
           b. Senior Loan Principal                                                       (2,345,436.70)
           c. Holdback Amount Interest                                                             0.00
           d. Holdback Amount Principal                                                            0.00
                                                                                     ------------------
                     Total Distribution                                                   (2,420,603.55)

        9. Ending Cash Collateral Account Balance after Distributions                     53,494,327.34

     C. OTHER RELATED INFORMATION

        1. Discount Rate                                                    2.8380%

        2. Life to Date Prepayment (CPR)                                    5.9781%

        3. Life to Date Substitutions:

           a.  Prepayments                                                  0.00

           b.  Defaults                                                     0.00

           ------------------------------------------------------------------------
                                                          Nov-04          Oct-04
                            Item                       Payment Date    Payment Date
           ------------------------------------------------------------------------
        4. a. Senior Loan                              12,811,717.46  15,157,154.16
           b. Holdback Amount                          42,101,386.65  42,101,386.65

        5. Applicable Rates for the Interest Period:
           a. Libor Rate for the Interest Period              1.9100%
           b. Senior Loan Interest Rate                       5.4100%
           c. Holdback Amount Interest Rate                   7.9100%


        6. DELINQUENCY, NET LOSSES AND CPR HISTORY

           ------------------------------------------------------------------------------------------------
                                % of                 % of                 % of                 % of
                              Aggregate            Aggregate             Aggregate            Aggregate
                           Required Payoff      Required Payoff       Required Payoff      Required Payoff
                               Amounts              Amounts              Amounts              Amounts
            Collection
              Periods    31-60 Days Past Due  61-90 Days Past Due  91-120 Days Past Due  120+ Days Past Due
           ------------------------------------------------------------------------------------------------
             10/31/04           1.87%                0.47%                 0.22%               0.27%
             09/30/04           1.81%                0.47%                 0.25%               0.23%
             08/31/04           1.59%                0.55%                 0.16%               0.29%
             07/31/04           1.71%                0.43%                 0.19%               0.34%
             06/30/04           1.67%                0.45%                 0.24%               0.39%
             05/31/04           1.94%                0.45%                 0.29%               0.35%
             04/30/04           1.64%                0.45%                 0.23%               0.20%
             03/31/04           1.57%                0.54%                 0.29%               0.01%
             02/29/04           3.16%                0.52%                 0.00%               0.00%

           ------------------------------------------------------------------------------------------------

           ----------------------------------------------------------------------------
            Collection     Cumulative Net         Monthly Net
               Month       Loss Percentage          Losses               LTD CPR
           ----------------------------------------------------------------------------
           ----------------------------------------------------------------------------
            October-04          0.472%            361,696.75              5.98%
           September-04         0.433%            681,326.42              6.26%        Revised
            August-04           0.240%               0.00                 6.68%        Revised
             July-04            0.240%            806,002.64              7.09%
             June-04            0.154%            721,869.54              7.72%
              May-04            0.077%            354,449.23              7.40%
             April-04           0.039%            209,238.42              9.16%
             March-04           0.017%            157,280.57             10.43%
           February-04          0.000%               0.00                 8.50%
           ----------------------------------------------------------------------------